SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


          ------------------------------------------------------------



                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       -------------------------------------------------------------------


       Date of Report (Date of earliest event reported): February 25, 1999








                        CNL HOSPITALITY PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)



           Florida                      333-9943                59-3396369
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)


                 400 East South Street                          32801
                    Orlando, Florida                         (Zip Code)
        (Address of principal executive offices)



       Registrant's telephone number, including area code: (407) 650-1000

Item 2.       Acquisition or Disposition of Assets.

              Acquisition of Properties

         Western International Portfolio. In February 1999, the Company executed a series of agreements with Five Arrows Realty Securities II L.L.C. ("Five Arrows"), pursuant to which the Company and Five Arrows formed a jointly-owned real estate investment trust, CNL Hotel Investors, Inc. ("Hotel Investors"), for the purpose of acquiring up to eight hotels from various sellers affiliated with Western International (the "Hotels"). The eight Hotels are either newly constructed or in various stages of completion. When fully built, four of eight Hotels will operate as Courtyard(R) by Marriott(R) hotels, three will operate as Residence Inn(R) by Marriott(R) hotels, and one will operate as a Marriott Suites(R).

         The Company's advisor, CNL Hospitality Advisors, Inc. (the "Advisor"), will act as the advisor to Hotel Investors pursuant to a separate advisory agreement. However, in no event will the Company pay the Advisor fees, including the Company's pro rata portion of Hotel Investors' advisory fees, in excess of amounts payable under its Advisory Agreement. In that capacity, the Advisor has entered into separate purchase agreements for each of the eight Hotels, which agreements include customary closing conditions, including inspection of and due diligence on the completed properties. The aggregate purchase price of all eight Hotels, once acquired, will be approximately $184 million, excluding closing costs.

         In order to fund these purchases, Five Arrows has committed to make an investment of up to $50.9 million in Hotel Investors. The Company has committed to make an investment of up to $40 million in Hotel Investors, which investment will be made through the Company's wholly owned subsidiary, CNL Hospitality Partners, LP ("Hospitality Partners"). Hotel Investors expects to fund the remaining amount of approximately $96.6 million with permanent financing from Jefferson-Pilot Life Insurance Company, secured by Hotel Investors' interests in the properties (the "Hotel Investors Loan"). Hotel Investors intends to use funds from Five Arrows, the Company, and the Hotel Investors Loan proportionately to fund each property acquisition.

         In return for their respective funding commitments, Five Arrows will receive a 51% common stock interest and Hospitality Partners will receive a 49% common stock interest in Hotel Investors. As funds are advanced to Hotel Investors, Five Arrows will receive up to 50,886 shares of Hotel Investors' 8% Class A cumulative, preferred stock ("Class A Preferred Stock"), and Hospitality Partners will receive up to 39,982 shares of Hotel Investors' 9.76% Class B cumulative, preferred stock ("Class B Preferred Stock"). The Class A Preferred Stock is exchangeable upon demand into common stock of the Company, as determined pursuant to a formula that is intended to make the conversion not dilutive to the Company's common stockholders.

         Five Arrows has also committed to invest up to $15 million in the Company through the purchase of common stock pursuant to the Company's current public offering, the proceeds of which will be used by the Company to fund approximately 38% of its funding commitment to Hotel Investors. Five Arrows will purchase the Company's stock as properties are acquired by Hotel Investors, as described above. In addition to the above investments, Five Arrows purchased a 10% interest in the Advisor.

         Cash flow from operations of Hotel Investors is expected to be distributed first to Five Arrows with respect to dividends payable on the Class A Preferred Stock. Such dividends are calculated based on Five Arrows' "special investment amount" which, is $1,294.78 per share, which represents the sum of its investment in Hotel Investors and its $15,000,000 investment in the Company on a per share basis, adjusted for any dividends received from the Company. Then, cash flow from operations is expected to be distributed to the Company with respect to its Class B Preferred Stock. Next, cash flow will be distributed to 100 CNL associates who each own one share of Class C preferred stock in Hotel Investors, to provide a quarterly, cumulative, compounded 8% return. All remaining cash flow from operations will be distributed pro rata with respect to the interest in the common shares.

         On February 25, 1999, Hotel Investors purchased four of the eight Hotels for an aggregate purchase price of $90,448,000 (the "Initial Hotels") and paid $10,000,000 as a deposit on the four remaining Hotels. The Initial Hotels are the Courtyard by Marriott located in Plano, Texas (the "Legacy Park Property"), the Marriott Suites located in Dallas, Texas (the "Market Center Property"), the Residence Inn by Marriott located in Las Vegas, Nevada (the "Hughes Center Property") and the Residence Inn by Marriott located in Plano, Texas (the "Dallas Plano Property"). As a result of these purchases and the deposit, Five Arrows has funded $31,536,824 of its $50,890,000 commitment to Hotel Investors and purchased 31,537 shares of Class A Preferred Stock. In addition, Five Arrows has invested $9,297,056 of its $15 million commitment to the Company. Due to the current stock ownership limitations specified in the Company's Articles of Incorporation, $5,612,311 has been invested in the Company's common stock through the purchase of 590,770 Shares and $3,684,745 was advanced to the Company as a convertible loan, which bears interest at a rate of eight percent per annum. In connection with the acquisitions and the deposit, the Company has funded $24,778,933 of its $40 million commitment to Hotel Investors and purchased 24,779 shares of Class B Preferred Stock. Hotel Investors has obtained an advance of $47,863,052 relating to the Hotel Investors Loan in order to facilitate the acquisition of the Initial Hotels.

         In connection with Five Arrows' commitment to invest $15 million in the Company, the Advisor and certain Affiliates have agreed to waive certain fees otherwise payable to them by the Company.

         Hotel Investors acquired the Legacy Park Property for $12,694,000 from PLC Hotel Property, Ltd., the Market Center Property for $32,973,000 from Marcen Property, Ltd., the Hughes Center Property for $33,097,000 from LVHC Hotel
Property, Ltd. and the Dallas Plano Property for $11,684,000 from PLR1 Hotel Property, Ltd. In connection with the purchase of the four Properties, Hotel Investors, as lessor, entered into four separate, long-term lease agreements. The lessee of the Initial Hotels is the same unaffiliated lessee. The leases on all four Properties are cross-defaulted. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business Description of Property Leases." The principal features of the leases are as follows:

0 The initial term of each lease expires in approximately 20 years, on December 28, 2018.

0 At the end of the initial lease term, the tenant will have three consecutive renewal options of fifteen years.

0   The leases will require minimum rent payments as follows.

                                                 Minimum Annual Rent
                                        ---------------------------------------
                                                                 Year 2 and
              Property                      Year 1               Thereafter
      ----------------------------      ----------------       ----------------

      Legacy Park Property                   $1,308,673             $1,341,390
      Market Center Property                  3,399,319              3,484,302
      Hughes Center Property                  3,412,068              3,497,369
      Dallas Plano Property                   1,204,485              1,234,597

0 In addition to minimum rent, for lease years one and two, the leases will require percentage rent equal to 7.75% of the aggregate amount of all room revenues combined, for the Initial Hotels, in excess of a combined threshold of $26,672,000. For lease year three and thereafter, the leases will require percentage rent equal to 7.75% of the aggregate amount of all room revenues combined, for the Initial Hotels, in excess of lease year two actual revenues.

0 The tenant of the Initial Hotels will establish a capital expenditures reserve fund which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties (the "FF&E Reserve"). Deposits to the FF&E Reserve will be made once every four weeks as follows: (i) for the Legacy Park, Hughes Center and Dallas Plano Properties, 1% of gross receipts for the first lease year; 3% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter and (ii) for the Market Center Property, 1% of gross receipts for the first lease year; 2% of gross receipts for the second lease year; 3% of gross receipts for the third through fifth lease years; 4% of gross receipts for the sixth through tenth lease years; and 5% of gross receipts for the eleventh lease year and thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company.

0 The tenant under each lease is required to maintain, for up to three years from the commencement of the last lease for the Hotels to be executed (but in no event earlier than December 31, 2003), a liquid net worth equal to a minimum amount (the "Net Worth Requirement"), which may be used solely to make payments under the leases. The Net Worth Requirement may be reduced after twelve months to the extent by which payment of rent exceeds cash available for lease payments (gross revenues less property expenses) derived from the leased Hotels during the one-year period. In addition, providing that all of the Hotels have been opened for one year, the Net Worth Requirement will terminate at such time that cash available for lease payments for all of the leased Hotels equals 125% of total minimum rent due under the leases; or that the lease is terminated pursuant to its terms (other than for an event of default).

         The estimated federal income tax basis of the depreciable portion of the Initial Hotels is as follows.

                    Legacy Park Property                $11,224,000
                    Market Center Property               30,623,000
                    Hughes Center Property               29,788,000
                    Dallas Plano Property                10,470,000

         Each of the Initial Hotels is a newly constructed hotel which recently commenced operations. The Legacy Park Property is located approximately 25 miles north of the city of Dallas and has 153 guest rooms and five suites. The Market Center Property is approximately two miles northwest of the Dallas central business district and has 266 guest suites. The Hughes Center Property is in a commercial park located east of the Las Vegas strip and has 256 guest suites. The Dallas Plano Property is located approximately 25 miles north of the city of Dallas and has 126 guest suites. Other lodging facilities located in proximity to the Legacy Park Property include a Hampton Inn, a Fairfield Inn(R) by Marriott(R), a LaQuinta Inn & Suites and another Courtyard by Marriott. Other lodging facilities located in proximity to the Market Center Property include a Renaissance(R) Hotel, an Embassy Suites, a Sheraton Suites, a Wyndham Garden Hotel and a Courtyard by Marriott. Other lodging facilities located in proximity to the Hughes Center Property include an AmeriSuites, a Hawthorn Suites and another Residence Inn by Marriott. Other lodging facilities located in proximity to the Dallas Plano Property include a Homewood Suites, a Bradford Suites, a Mainstay Suites, a La Quinta Inn & Suites, a Courtyard by Marriott and another Residence Inn by Marriott.

         The Initial Hotels are recently constructed properties; therefore, limited operating history is available. Of the Initial Hotels, the Hughes Center Property and the Dallas Plano Property were the earliest to open, in October 1998. Based on information provided to the Company by Western International for the period ended December 31, 1998, these properties generated gross operating profits of $690,000 and $188,000, respectively, which resulted in net operating profits (earnings before interest, taxes and depreciation) of $394,000 and $55,000 respectively. The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:



                                                           Average            Average               Revenue
                                                          Occupancy          Daily Room               per
                 Property                   Year             Rate               Rate             Available Room
       -----------------------------      ----------     -------------     ---------------     -------------------
       Legacy Park Property                  *1998            8.20%             $45.28                $ 3.70
                                            **1999           42.20%             105.37                 44.45

       Market Center Property                *1998           37.90%            $100.95               $ 38.26
                                            **1999           81.50%             138.50                112.91

       Hughes Center Property                *1998           47.30%            $107.86               $ 51.00
                                            **1999           51.60%             100.33                 51.79

       Dallas Plano Property                 *1998           46.70%            $ 88.79               $ 41.47
                                            **1999           47.10%              94.95                 44.68



* Data for the Legacy Park Property represents the period December 23, 1998 through January 1, 1999, data for the Market Center Property represents the period November 11, 1998 through January 1, 1999, data for the Hughes Center Property represents the period October 1, 1998 through January 1, 1999 and data for the Dallas Plano Property represents the period October 12, 1998 through January 1, 1999.

**       Data for 1999 represents the period January 2, 1999 through January 29,
         1999.

         The Company believes that the results achieved by the Initial Hotels for year-end 1998, are not indicative of their long-term operating potential, as they each had been open for three months or less during the reporting period.

         The brands, Residence Inn by Marriott, Courtyard by Marriott and Marriott Hotels, Resorts and Suites(R) are part of Marriott International's portfolio of brands. According to data obtained in February 1999 from Marriott's Market Planning & Feasibility department, Marriott International is one of the world's leading hospitality companies, managing the most hotels worldwide and is ranked as the sixth largest hotel company overall by brand (based on number of rooms in 1997). According to Marriott data, as of September 1998, Marriott International had more than 1,600 units (or properties), for an aggregate of more than 315,000 rooms worldwide. Although Marriott International has entered into a management agreement relating to the Initial Hotels, it has not guaranteed the payments due under the leases.

         Each Residence Inn by Marriott hotel typically offers daily complimentary breakfast and newspaper, an evening hospitality hour, a swimming pool, heated whirlpool and Sport Court(R). Guest suites provide in-room modem jacks, separate living and sleeping areas and a fully equipped kitchen with appliances and cooking utensils. According to Marriott, as of September 1998, there were over 250 Residence Inn hotels in the United States and four in Canada and Mexico. With a usage rate of more than 83% among extended stay chains, Residence Inn by Marriott is the top U.S. extended stay lodging brand, appealing to travelers who need a room for five or more consecutive nights, according to Marriott Marketing Planning and Feasibility, February 1999.

         Each Courtyard by Marriott features a residential atmosphere, a restaurant, lounge, meeting space, exercise room and swimming pool. According to data obtained in February 1999 from Marriott's Marketing Planning & Feasibility department, Courtyard by Marriott is a leading moderate price lodging chain featuring a residential atmosphere. According to Marriott, as of September 1998, there were more than 340 Courtyard hotels across the United States, Canada and abroad.

         Marriott Hotels, Resorts and Suites is Marriott International's flagship brand of upscale, full-service hotels and resorts. Each of the Marriott Hotels, Resorts and Suites features multiple restaurants and lounges, health club, swimming pool, gift shop, concierge level, business center and meeting facilities. According to Marriott, as of September 1998, there were over 340 Marriott Hotels, Resorts and Suites worldwide.

         In connection with the acquisition of certain of the Properties, the Company and Hotel Investors have entered into agreements with Marriott International or one of its affiliates. Among other things, these agreements require under certain circumstances that the Company or Hotel Investors obtain the consent of, or offer the Property to, Marriott International or one of its affiliates in the event that the Company or Hotel Investors wishes to sell the Property to a third party. The Company believes that these agreements and the terms thereof are consistent with standard practices in the hospitality industry.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

             (b)       Pro forma financial information.

                       See Index to Pro Forma Financial Statements on page 7.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                    (formerly CNL American Realty Fund, Inc.)

                          INDEX TO FINANCIAL STATEMENTS



                                                                          Page
                                                                          ----
Pro Forma Consolidated Financial Information (Unaudited):

     Unaudited Pro Forma Consolidated Balance Sheet as of December 31,
     1998                                                                    9

     Unaudited Pro Forma Consolidated Statement of Earnings for the Year
     Ended December 31, 1998                                                10

     Notes to Unaudited Pro Forma Consolidated Financial Statements for
     the Year Ended December 31, 1998                                       11

                         PRO FORMA FINANCIAL INFORMATION


         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Hospitality Properties, Inc. and subsidiaries (the "Company") gives effect to
(i) the receipt of $43,019,080 in gross offering proceeds from the sale of 4,301,908 shares of common stock pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, for the period from inception through December 31, 1998 and the application of such funds to purchase two properties, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of $30,586,428 in gross offering proceeds from the sale of 3,058,643 additional shares and $3,684,745 from borrowings on a convertible loan, for the period January 1, 1999 through February 26, 1999, and (iii) the application of such funds to purchase four properties indirectly through an investment in a private real estate investment trust, to pay down the three advances on the line of credit totalling $9,600,000, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1998, includes the transactions described in (i) above, from its historical balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above, as if they had occurred on December 31, 1998.

         The Unaudited Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1998, includes the historical operating results of the properties described in (i) above that were acquired by the Company during the year ended December 31, 1998 and in (iii) above that were acquired by the Company during the period January 1, 1999 through February 26, 1999, from the later of (1) the date the property became operational or (2) January 1, 1998 to the end of the pro forma period presented.

         This pro forma financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma financial information should not be viewed as predictive of the Company's financial results or conditions in the future.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                    (formerly CNL American Realty Fund, Inc.)
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1998


                                                                                    Pro Forma
                        ASSETS                                    Historical       Adjustments         Pro Forma
                                                                 -------------     --------------    --------------
Land, building and equipment on operating leases,
    less accumulated depreciation of $384,166                     $28,368,383          $    --          $28,368,383
Investment in private real estate investment trust                         --       26,107,084   (a)     26,107,084
Cash and cash equivalents                                          13,228,923       (2,926,680 ) (a)     10,302,243
Restricted cash                                                        82,407               --               82,407
Certificate of deposit                                              5,016,575               --            5,016,575
Receivables                                                            28,257               --               28,257
Prepaid expenses                                                        9,391               --                9,391
Organization costs, less accumulated amortization
    of $5,221                                                          19,752               --               19,752
Accrued rental income                                                  44,160               --               44,160
Loan costs, less accumulated amortization of $12,980                   78,282               --               78,282
Other assets                                                        1,980,560       (1,100,923 ) (a)        879,637
                                                                -------------     -------------       --------------

                                                                  $48,856,690      $22,079,481          $70,936,171
                                                                ==============    =============       ==============

         LIABILITIES AND STOCKHOLDERS' EQUITY

Line of credit                                                     $9,600,000     $( 9,600,000 ) (a)         $   --
Convertible loan                                                           --        3,684,745   (a)      3,684,745
Accounts payable and accrued expenses                                 333,726         (324,521 ) (a)          9,205
Due to related parties                                                318,937         (292,872 ) (a)         26,065
Security deposits                                                   1,417,500               --            1,417,500
Rents paid in advance                                                   3,489               --                3,489
Interest payable                                                       66,547               --               66,547
                                                                --------------    -------------       --------------
       Total liabilities                                           11,740,199       (6,532,648 )          5,207,551
                                                                --------------    -------------       --------------

                 Stockholders' equity

Preferred stock, without par value.
    Authorized and unissued 3,000,000 shares                                --                --                 --
Excess shares, $.01 par value per share.
    Authorized and unissued 63,000,000 shares                               --                --                 --
Common stock, $.01 par value per share.
    Authorized 60,000,000 shares; issued and
       outstanding 4,321,908 shares; issued and
       outstanding, as adjusted, 7,380,551 shares                      43,219           30,586   (a)         73,805
Capital in excess of par value                                     37,289,402       28,581,543   (a)     65,870,945
Accumulated distributions in excess of net earnings                  (216,130 )             --             (216,130 )
                                                                --------------    -------------       --------------

       Total stockholders' equity                                  37,116,491       28,612,129           65,728,620
                                                                -------------     -------------       --------------


                                                                  $48,856,690      $22,079,481          $70,936,171
                                                                ==============    =============       ==============



                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.




                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                    (formerly CNL American Realty Fund, Inc.)
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                             Pro Forma
                                                       Historical           Adjustments             Pro Forma
                                                       ------------        --------------         --------------

Revenues:
    Rental income from
       operating leases                                 $ 1,218,500            $1,706,732  (1)        $2,925,232
    FF&E Reserve income                                      98,099               140,000  (2)           238,099
    Interest income                                         638,862              (609,975 )(3)            28,887
    Dividend income                                              --               423,938  (4)           423,938
                                                       -------------
                                                                          ----------------       ----------------
                                                          1,955,461             1,660,695              3,616,156
                                                       -------------      ----------------       ----------------

Expenses:
    Interest expense                                        350,322               441,467  (5)           791,789
    General operating and
       administrative                                       167,951                92,733  (6)           260,684
    Asset management fees to
       related party                                         68,114               106,571  (7)           174,685
    Professional services                                    21,581                    --                 21,581
    Depreciation and amortization                           388,554               545,376  (8)           933,930
                                                       -------------      ----------------       ----------------
                                                            996,522             1,186,147              2,182,669
                                                       -------------      ----------------       ----------------

Earnings Before Equity in Loss
    of Private Real Estate
    Investment Trust                                        958,939               474,548              1,443,487

Equity in Loss of Private Real
    Estate Investment Trust                                      --               (56,464 )(9)           (56,464 )
                                                       -------------      ----------------       ----------------

Net Earnings                                              $ 958,939             $ 418,084            $ 1,377,023
                                                       =============      ================       ================

Earnings Per Share of Common
    Stock (Basic and Diluted) (10)                         $   0.40                                     $   0.51
                                                       =============                             ================

Weighted Average Number of
    Shares of Common Stock
    Outstanding (10)                                      2,402,344                                    2,697,355
                                                       =============                             ================












                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                    (formerly CNL American Realty Fund, Inc.)
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1998


Unaudited Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $30,586,428 from the sale of 3,058,643 shares during the period January 1, 1999 through February 26, 1999, the receipt of $3,684,745 from borrowings on a convertible loan, and $2,926,680 in cash and cash equivalents, used (i) to invest, together with an institutional investor, in the formation of a separate, private real estate investment trust for $24,778,933 ($1,295,216 of which had been recorded as other assets as of December 31, 1998), (ii) to pay down three advances on the line of credit totalling $9,600,000, (iii) to pay acquisition fees and costs of $1,950,217 ($427,773 of which was accrued as due to related parties at December 31, 1998), to reclassify from other assets $1,100,923 of acquisition fees and costs previously incurred relating to the indirectly held properties and to pay selling commissions and offering expenses of $2,163,919 which have been netted against stockholders' equity (a total of $189,621 of which was accrued as of December 31, 1998).

         The  pro  forma   adjustment  to  investment  in  private  real  estate
         investment trust as a result of the above transactions was as follows:


                                                                   Acquisition Fees
                                               Estimated             Allocated to
                                              Investment              Investment                Total
                                          --------------------    --------------------    ------------------
             Investment in private
               real estate investment
               trust                              $24,778,933              $1,328,151           $26,107,084
                                          ====================    ====================    ==================

         The Company indirectly acquired an interest in four hotel properties through an investment in a separate, private real estate investment trust, CNL Hotel Investors, Inc. (the "Private REIT"). The Company acquired $24,778,630 of 9.76% Class B cumulative preferred stock and $303 of common stock of the Private REIT. The common stock owned by the Company represents a 49% interest in the Private REIT.

         The investment in common stock will be accounted for using the equity method in accordance with generally accepted accounting principles. Common stock dividends received from the Private REIT will decrease the investment while equity in the net earnings or loss of the Private REIT will increase or decrease the investment.

         The investment in preferred stock of the Private REIT will be accounted for using the cost method with dividends declared by the Private REIT recorded as income on the statement of earnings of the Company.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                    (formerly CNL American Realty Fund, Inc.)
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 1998

Unaudited Pro Forma Consolidated Statement of Earnings:

(1) Represents rental income from operating leases for the properties acquired as of December 31, 1998, which were operational prior to the acquisition of the property by the Company (the "Pro Forma Properties"), for the period commencing the later of (i) the date the Pro Forma Property became operational by the previous owner or (ii) January 1, 1998, to the end of the pro forma period presented. The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings.
                                                              Date Pro Forma
                                               Date Placed    Property Became
                                               in Service     Operational as
                                             By the Company   Rental Property
                                             --------------   ---------------
         Residence Inn Buckhead (Lenox
           Park) in Atlanta, GA               July 31, 1998   January 1, 1998
         Residence Inn Gwinnett Place
           in Duluth, GA                      July 31, 1998   January 1, 1998

         Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during the portion of 1998 that the Company held the properties, no pro forma adjustment was made for percentage rental income for the years ended December 31, 1998.

(2) Represents capital expenditure reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Pro Forma Properties (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company as additional rent. In connection therewith, FF&E Reserve income was earned at approximately $10,000 per month, per Pro Forma Property.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing the later of (i) the dates the Pro Forma Properties became operational by the previous owners and the dates the Private REIT properties became operational or (ii) January 1, 1998, through the end of the pro forma period presented, as described in Note
         (1) above. The estimated pro forma adjustment is based upon the fact that (i) all of the net offering proceeds received during the year ended December 31, 1998 and invested in interest bearing accounts for historical purposes were considered invested in Pro Forma Properties or the investment in the Private REIT for pro forma purposes and (ii) interest income from interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the year ended December 31, 1998.

(4) Represents dividend income earned on the Company's $24,778,630 investment in the 9.76% Class B cumulative preferred stock of the Private REIT between October 1, 1998 and December 31, 1998, from the dates each of the Private REIT properties became operational. The cash from the Company's investment, along with loan proceeds and funds from an institutional investor were used to purchase four hotel properties which were operational prior to the Company's investment in the Private REIT. The following presents the

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                    (formerly CNL American Realty Fund, Inc.)
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 1998


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

         actual date the Private REIT's properties were acquired or placed in service by the Private REIT as compared to the date the Private REIT's properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings:

                                                            Date Private REIT
                                           Date Placed      Properties Became
                                           in Service        Operational as
                                       By the Private REIT   Rental Property
                                       -------------------   ---------------

         Residence Inn Las Vegas, NV    February 25, 1999     October 1, 1998
         Residence Inn Plano, TX        February 25, 1999     October 12, 1998
         Marriott Suites Dallas, TX     February 25, 1999     November 11, 1998
         Courtyard Plano, TX            February 25, 1999     December 23, 1998

(5) Represents interest expense incurred at a rate of 8.8% per annum in connection with the assumed borrowings from the line of credit of $8,600,000 on October 15, 1997 and $1,000,000 on September 10, 1998. It
         was assumed that the $9,600,000 was paid off on December 31, 1998 with proceeds from the convertible loan and offering proceeds.

(6) The Company has incurred operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the advisory agreement, CNL Hospitality Advisors, Inc. (the "Advisor") is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap"). During the year ended December 31, 1998, the Company's operating expenses exceeded the Expense Cap by $92,733; therefore, the Advisor reimbursed the Company such amount in accordance with the advisory agreement. However, as a result of the increase in pro forma earnings for the year ended December 31, 1998, the Company's operating expenses no longer exceeded the Expense Cap. Therefore, this reimbursement was reversed for pro forma purposes.

(7) Represents asset management fees relating to the Pro Forma Properties for the period commencing the later of (i) the date the Pro Forma Properties became operational by the previous owners or (ii) January 1, 1998, through the end of the pro forma period presented, as described in Note (1) above. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value including investment in the Private REIT (excluding acquisition fees).

(8) Represents depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively. Also represents amortization of the loan origination fee of $48,000 (.5% on the $9,600,000 from borrowings on the line of credit) and $20,762 of other miscellaneous closing costs, amortized under the straight-line method over a period of five years.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                    (formerly CNL American Realty Fund, Inc.)
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 1998


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

(9) Represents equity in loss of the investment in the Private REIT. This represents the Company's share of net earnings or loss after deduction of preferred stock dividends declared as described below:


            Private REIT Earnings Before Preferred  Dividends                 $ 752,368
            8% Class A Cumulative Preferred Stock (institutional  investor)    (442,261)
            9.76% Class B Cumulative Preferred Stock (the Company)             (423,938)
            8% Class C Cumulative Preferred Stock (other  investors)            ( 1,402)
            Net Loss of  Private  REIT After Preferred Dividends              $(115,233)
                                                                              ==========

            The Company's 49% Interest in the Loss of the Private REIT        $( 56,464)
                                                                              ==========


(10) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 1998.

         As a result of the two Pro Forma Properties being treated in the Pro Forma Consolidated Statement of Earnings as operational since January 1, 1998, the Company assumed approximately 2,206,573 shares of common stock were sold, and the net offering proceeds were available for purchase of these properties. Due to the fact that approximately 1,929,115, of these shares of common stock were actually sold subsequently, during the period January 1, 1998 through May 21, 1998, the weighted average number of shares outstanding for the pro forma period was adjusted.

         In addition, as a result of the investment in the Private REIT being treated in the Pro Forma Consolidated Statement of Earnings as invested pro rata beginning on October 1, 1998 (the date the first property became operational), the Company assumed additional shares of common stock were sold and net offering proceeds were available for investment during the period October 1, 1998 through December 31, 1998. Due to the fact that approximately 857,020 of these shares of common stock were actually sold during the period January 1, 1999 through February 26, 1999, the weighted average number of shares outstanding for the pro forma period was adjusted. Pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted, during the period January 1, 1998 through December 31, 1998.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                            CNL HOSPITALITY PROPERTIES, INC.


Dated:  March 10, 1999                      By:     /s/ Robert A. Bourne
                                                   ----------------------------
                                                   ROBERT A. BOURNE, President